Exhibit 10.4

23 September 2015

Michael Casamento

Dear Michael

Chief Financial Officer, Amcor Limited

This offer of employment to you is made on the terms and conditions detailed below in this Global Contract. This Global Contract, together with your Total Remuneration Statement and the offer letter from Amcor limited (the “Company”), represent the whole of the agreement reached regarding your employment with the Company.

1.              Duties and Responsibilities

You will initially be employed in the position of Chief Financial Officer with the Company. You will be required to perform all duties and responsibilities of that role that the Company may designate from time to time which are reasonably consistent with the general nature of your role, including the duties and responsibilities of which you were informed during the Company’s recruitment process. The Company may require you to undertake the duties of another position for the Company or any of the Company’s related bodies corporate (as that term is defined in the Corporations Act 2001 (Cth) and where, altogether, such entities are referred to as the “Company Group”) either in addition to, or instead of the above duties. However, you will not be required to perform duties which are not reasonably within your capabilities.

Unless otherwise replaced or varied by written agreement between you and the Company, the terms of this Global Contract will apply to your employment in all future positions and duties held by you, despite any variation to your duties, reporting lines, responsibilities, remuneration and location of employment.

2.              Compliance with Directions, Policies and Procedures and for general obligations

You will perform your duties and responsibilities in accordance with the Company’s directions and will keep the Company informed of any developments in relation to your role.

The Company expects you to comply with all ethical standards, policies and procedures (as amended by the Company at its discretion) that relate to the operation of the Company’s business including but not limited to health and safety policies and procedures. Copies of these documents can be accessed through the Company’s intranet or through HR. These policies cover grievance procedures, safety, leave, business travel, anti -discrimination, bullying and workplace harassment, redundancy, motor vehicles and other matters.

These standards, policies and procedures do not form part of your contract of employment with the Company, but constitute reasonable directions from the Company and a failure of you to act in accordance with these documents may result in disciplinary action up to and including termination of your employment. The Company may amend these standards, policies and procedures at its discretion from time to time and at any time, and you must familiarize yourself and comply with these changes.

You will:

•                  devote your full time and attention to the Company’s business during working hours and honestly and diligently carry out your duties and responsibilities;

•                  promote the interests and further the business of the Company;

•                  not do anything which may be prejudicial or detrimental to the business of the Company including but not limited to competing against the Company, diverting business away from the Company, or soliciting or endeavoring to entice away from the Company an employee, co-worker or consultant; and

•                  comply with all fiduciary and intellectual property duties at all times.

3.              Place of Work

Your initial place of work shall be the Company’s office currently located at Melbourne, Australia. As discussed you will then relocate to the Company’ s office located in Zurich, Switzerland, or such other place as the Company may require for the proper performance and exercise of your duties and responsibilities. As you are required to relocate to another location for an extended period of time, relocation benefits will be provided to you in accordance with the applicable Company Relocation Policy, as amended by the Company at its discretion from time to time (see Clause 6.7 below).

You may be required to travel on the business of the Company anywhere in the world. A copy of the Company’s Travel Policy can be accessed through the Company’s intranet or through HR.

4.              Prior Service

Your most recent period of continuous service (as defined in the Fair Work Act 2009 and excluding periods of leave without pay and unauthorized leave) with the Company Group will be recognized for the purpose of determining entitlements which are affected by or calculated on your period of service. This will include annual leave, long service leave, personal/careers leave, and termination benefits.

5.              Hours of Work

Your normal full-time hours of work will be the usual business hours at your location. However, you will be expected to work reasonable additional hours (including weekend work) at times to ensure the range of duties and responsibilities of the position are covered, without payment of additional remuneration.

Your remuneration includes payment for all hours worked. You will not be entitled to any additional payments in respect of additional hours worked.

6.              Remuneration

6.1 Base Salary

Your will receive an annual base salary of CHF680,000. For the period of time that you are still based in Melbourne, Australia, this base salary will converted into Australian Dollars using the average foreign exchange rate for the month prior to payment, and be paid and deposited, less income tax instalments and other statutory deductions for superannuation that the Company is required by law to make, into your nominated bank account on or about the 15th of each month. Payment will occur on the basis of one half month in arrears and one half month in advance.

Your base salary will be reviewed annually on a date selected by the Company.  Staff salaries are currently reviewed in October each year. Base salaries are adjusted at the Company’s sole discretion to take into account the Company’s performance, your individual performance, market and industry conditions, and any other factor determined by the Company to be relevant. The

Company is not obliged to increase your base salary as a result of any review.

You authorize the Company, to the extent permitted by law, to deduct from any remuneration accrued and due to you under the terms of this Global Contract:

•                  any overpayment of base salary or expenses or payment made to you by mistake or not owed to you;

•                  any debt owed by you to the Company;

•                  any other sum or sums which may be required to be authorized by law; and

•                  any tax or other national contributions due in respect of remuneration, benefits in-kind (including motor vehicle, mobile telephone, health benefits) or any other monies received or receivable by you from the Company.

6.2 Other Fixed Remuneration

In addition to your base salary, you will be entitled to Other Fixed Remuneration (“OFR”) to the value of CHF120,000.  While you are still based in Australia, your OFR will be converted and paid in Australian Dollars using the same conversion methodology for your base salary as detailed in clause 6.1.

Your OFR will include the value of compulsory superannuation contributions and any additional superannuation contributions (see clause 6.3 below) and may also include the cost of a motor vehicle (see clause 6.4 below). It will also include the cost of the Company providing you with any additional salary sacrifice benefits as agreed from time to time. Any remaining balance of the OFR will be paid to you monthly as part of your salary (less tax).

Please note that for the purposes of this agreement, your Total Fixed Remuneration (TFR) will be the value of your base salary and OFR.

6.3 Superannuation

The Company will continue to pay superannuation contributions into a complying superannuation fund of your choice to the value of the minimum amount applicable to avoid the Superannuation Guarantee Charge in accordance with the Superannuation Guarantee {Administration) Act 1992 (Cth) as varied from time to time.  For the avoidance of doubt, these contributions will take into account all statutory caps imposed on superannuation contributions set out in this legislation. The value of these contributions may vary from time to time to take into account increases in the percentage rate of contributions.

You may also elect to make additional contributions to your fund from either your pre-tax or post-tax salary, subject to the rules and requirements of your fund. You may obtain further details about the Amcor Superannuation Fund from HR. A copy of the Amcor Superannuation - Choice of Fund Policy is available on the Amcor intranet or from HR.

Please note that where you are receiving an OFR these benefits will be deducted from the value of this package.

6.4 Motor Vehicle

Covered under Perquisite policy

6.5 Management Incentive Plan

You may be invited to participate in the Company’s Management Incentive Plan (“ Management Incentive Plan”) subject to the terms and conditions which are set by the Chief Executive Officer, Amcor Limited from time to time. The Plan is operated at the complete discretion of the Company and the Company reserves the right to vary, cancel or replace the Management Incentive Plan at its discretion at any time. You will be advised early in each financial year if you are invited to participate in the Plan for that year.

Commencing with the 2015/16 financial year, you will be eligible to participate, subject to the guidelines, in the Management Incentive Plan with the potential to earn between 0% and 100% of base salary, target 50%. For the 2015/16 financial year you will be eligible to participate on a pro- rata basis.

Formal performance objectives will be set and reviewed for you regarding any incentive payable under the Management Incentive Plan

In addition to the cash bonus under the Management Incentive Plan, an award of time restricted Performance Rights (Rights to Amcor Limited shares) to the value of 50% of the cash bonus will be made to you. These Rights become available to you two years from the date of grant, provided you remain with the Company at that time. Participation in the Management Incentive Plan - Equity (“EMIP”) is by annual invitation and is subject to the discretion of the Chief Executive Officer, Amcor Limited. The terms and conditions of the EMIP are governed wholly by the plan rules, and EMIP may be varied, cancelled or replaced by the Company in its discretion at any time.

Any payment or reward under the Management Incentive Plan or the EMIP is made at the sole discretion of the Company, and a payment or reward in any year does not guarantee payment or reward in any subsequent year. Any payment or reward made will not be considered in the calculation of any other salary related benefit.

To be eligible for payment under the Management Incentive Plan or the EMIP, you must be an employee of the Company, and not serving any period of notice, at the time the incentive payments are declared and paid, usually in the September following the end of the relevant financial year.

6.6 Long Term Incentive Plan

You may be eligible to participate in the Company’s Long-Term Incentive Plan (“ Long Term Incentive Plan”), subject to the rules of the Long-Term Incentive Plan (as amended from time to time) as invited by the Board of Amcor Limited from time to time.

This Long-Term Incentive Plan is operated at the discretion of Amcor Limited and may be varied, cancelled or replaced at any time.

6.7 Relocation Benefits

Covered under Relocation policy

6.8 Mobile Telephone

Covered under Relocation policy

7.              Performance Review

The process for performance management will be explained to you shortly after your commencement and your individual performance objectives and associated goals will be set by the Company in consultation with you at this time. Your performance will be formally reviewed at least once each year.

8.              Computer Use

Your use of the Company’s computers and all electronic networked services such as electronic mail, the internet and intranet, must be strictly in accordance with Corporate Policies including the Company’s Use of Information Technology Services Policy as amended by the Company at its discretion from time to time. In particular, you must not use any unauthorized computer disk or information technology storage device in the Company’s computer system. You acknowledge that a serious breach of this policy may constitute a disciplinary offence. A copy of the Company’s Use of Information Technology Services Policy can be obtained through the Company’s intranet or through HR.

You also acknowledge that your use of the Company’s computers and all electronic networked services will be monitored in accordance with the clause 24 of this Global Contract.

9.              Annual Leave

You will be entitled to 20 days annual leave per annum (pro-rata if working part-time), in accordance with applicable legislation as in force from time to time and also in accordance with the Company’s Leave Policy, as amended by the Company at its discretion from time to time. A copy of this policy can be obtained from the Company’s intranet or from HR.

The Company may require you to take accrued annual leave at any time by giving you at least four weeks’ prior notice

You will be paid out any accrued but untaken annual leave on termination of your employment. This will be calculated in accordance with applicable legislation as in force at the time of the termination. To the extent permitted by law, you agree that you will repay to the Company or the Company may deduct from any other payment due to you, a day’s pay for each day which you have taken in excess of your statutory entitlement to annual leave as at the date of your termination of employment.

10.       Personal Leave

If you suffer a personal illness or injury, or you are required to provide care or support to a member of your immediate family or household who requires that care because of a personal illness or injury or an unexpected emergency, you will be entitled to paid personal leave of 10 days per annum (pro-rata if working part-time), in accordance with applicable legislation as in force from time to time and the Company’s Personal Leave Policy (as amended by the Company at its discretion from time to time).  A copy of the Company’s Personal Leave Policy can be obtained through the Company’s intranet or HR. Payment for periods in excess of statutory entitlements for personal leave may be granted under the Company’s Sick Leave Policy (as amended by the Company at its discretion from time to time).  Also, you may be entitled to unpaid personal leave in some circumstances.

You will not be paid out accrued but untaken personal leave on termination of employment.

Appointments with doctors, dentists and other medical professionals should, wherever possible, be made outside working hours.

The Company reserves the right, where it considers it reasonably necessary, to require you to undergo a medical examination by a doctor nominated by the Company at its expense. You consent to any such medical report being disclosed, in confidence, to the Company and will confirm this consent in writing as and when requested by the Company.

11.       Parental Leave

You are entitled to apply for parental leave in accordance with applicable legislation as in force from time to time and also in accordance with the provisions of the Company’s Parental Leave Policy (as amended by the Company at its discretion from time to time). A copy of the Company’s Parental Leave Policy can be accessed through the Company’s intranet or through HR.

12.       Public Holidays

You are entitled to public holidays applicable to the location from which you mainly perform work. If the Company requests and you agree to work on a public holiday, you will be entitled to a day’s paid leave on a date agreed by you and the Company.

13.       Business Expenses

The Company will reimburse you for direct and reasonable costs that you necessarily incur in the proper performance of your duties. Claiming of expenses must be in accordance with the Company policy and administrative systems as applicable and as amended by the Company at its discretion from time to time. You will not be entitled to a reimbursement of expenses unless:

(a)         you have obtained prior approval for the expenses from your manager; and

(b)         you provide the Company with evidence (such as receipts) of all expenses you incur in the

14.       Termination of Employment

Your employment may be terminated as follows.

(i)                  Termination on Notice - Employee - You may terminate your employment by giving not less than 12 months’ written notice to the Company, unless the Company agrees to accept a shorter period of notice (but no payment will be made to you on account of any period waived).

(ii)               Termination on Notice - Company - the Company may terminate your employment by giving 12 months’ notice to you.

(iii)            Summary Termination of Employment - Company- Your employment may be terminated by the Company immediately and without notice if you commit:

•                  a serious or persistent breach of any of the terms or conditions of your employment; or

•                  any negligent act; or

•                  been guilty of any conduct or act which, in the reasonable opinion of the Company, brings the Company into disrepute; or

•                  any criminal offence for which you are convicted which, in the reasonable opinion of the Company, impairs your ability to perform your duties; or

•                  any wrongful or dishonest or fraudulent act or conduct which, in the reasonable opinion of the Company, brings the Company into disrepute; or

•                  any other act which would entitle the Company to dismiss you summarily.

The Company may elect to make a payment in lieu of all or part of any notice period. Payment in lieu of notice will be calculated on notional base annual salary only, except for the component of this payment in lieu which reflects a minimum statutory requirement will be calculated on full rate of pay as per that statute.

During any period of notice, the Company may require you (during all or part of the notice period) not to carry out any of your duties and responsibilities, not to attend work, not to access the Company’s computer systems and/or not to have any contact with any customers, suppliers or employees of the Company or any company in the Company Group and the Company may withdraw any powers vested in you.

You will not be entitled to any benefits under this Global Contract or otherwise in connection with the termination of your employment with the Company if the giving of this benefit will give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth), any other provision of this Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits. Further, the Company is under no obligation to seek or obtain the approval of its shareholders in general meeting for the purpose of overcoming any such limitation or restriction.

15.       Company Property and Debts to the Company

All equipment issued to you in connection with your employment remains the property of the Company. You will report any loss of equipment immediately to your Manager.

Upon termination of your employment or at the Company’s request at any time, you will immediately return to the Company all documents, manuals, keys, access cards and property belonging to the Company or to any of the Company’s clients that are in your possession or control.

Upon termination of your employment, unless another repayment scheme has already been agreed with the

Company, you authorize the Company to the extent permitted by law to deduct from your final entitlements any loans, debts, overpayments or other obligations owed to the Company by you.

16.       Conflict of Interest

During your employment with the Company or a company within the Company Group, you must not be involved with or have a direct or indirect financial or personal interest (other than an investment shareholding of no more than 5%) in any business or enterprise that:

•                  competes with;

•                  is a customer of; or

•                  supplies goods or services to

•                  the Company and any company in the Company Group.

You must arrange your affairs so that it could not be reasonably alleged that there is a conflict between your interests and those of the Company and any company in the Company Group. You must not place yourself in a position of conflict. You must promptly, fully and frankly disclose any potential conflicts of interest to the Company in writing and comply with any directions provided by the Company to remove the potential conflict.

17.       Confidential Information

During your employment, you will be exposed to, or will generate, information of the Company and companies in the Company Group that confidential and is not readily accessible in the public domain, including but not limited to information relating to:

1.              the business or affairs, business methods, financial information and affairs, technical information, targets and budgets, profit margins, market research, client information, pricing information, supplier information, business plans and strategies, initiatives and business opportunities of the Company and companies in the Company Group;

2.              customers, consult ants and clients, including their names, risk profiles and contact details, and also the terms upon which they conduct business or propose to conduct business with the Company or any company in the Company Group;

3.              future plans, research and development and information of a business sensitive nature or information which is described or treated by the Company or any company in the Company Group as confidential or business sensitive;

4.              marketing strategies, proposals, tenders or presentations, and any other information relating to attracting and/or developing business or clients;

5.              technical operations;

6.              contractual arrangements;

7.              the employees, officers, consultants, contractors and business associates of the Company or any company in the Company Group, including the terms and conditions upon which such persons are engaged (e.g. remuneration or fees) and their performance, conduct, client connections and personal information;

8.              trade secrets, confidential information, intellectual property and Know-How (as defined in Clause 18);

9.              pricing policies and costings;

10.       personal information as defined in the Privacy Act 1988 (Cth); and

11.       any other commercial, financial or technical information,

(altogether referred to as “Confidential Information”).

Throughout your employment and at all times following the termination of your employment, you must not use, disclose or communicate this Confidential Information except in the proper course of your employment for the benefit of the Company and, in relation to any disclosure, to a person who is authorized by the Company to receive this Confidential Information. You must not permit this Confidential Information to be disclosed to or used for the benefit of competitors of the Company or the Company Group. You must report to your manager/the Company any approach made to you to provide this information.

Without limiting the above, you must use your best endeavors to protect the Confidential Information.

You must not disclose or use, for your own purposes or those of any person associated with you, any knowledge of financial results of the Company and any company in the Company Group prior to their release to the public. In particular, you must not disclose or use any information concerning the Company which, if publicly disclosed, could affect the market price of the Company’s shares.

Nothing in this Global Contract shall restrict your rights to make a protected disclosure under applicable laws relating to protected disclosures in your jurisdiction. However, if you wish to make a protected disclosure you should raise this in the first instance with your manager.

18.       Intellectual Property

18.1     Definitions:

Intellectual Property Rights means:

a)             all rights conferred by statute, common law or in equity and subsisting anywhere in the world in relation to:

i.                  registered and unregistered copyright;

ii.               inventions (including patents, innovation patents and utility models);

iii.            confidential information, trade secrets, technical data and Know-how;

iv.           registered and unregistered designs;

v.              registered and unregistered trademarks;

vi.           circuit layout designs, topography rights and rights in data bases (whether or not any of these are registered, registrable or patentable);

vii.        plant variety and plant breeder rights (whether or not any of these are registered, registrable or patentable); and

viii.     other intellectual property rights.

b)             any other rights resulting from intellectual activity in the industrial, commercial, scientific, literary or artistic fields which subsist or may hereafter subsist;

c)              any license to use a domain name granted in the.au or the .com domain;

d)             any applications and the right to apply for registration of any of the above; and

e)              any rights of action against any third party for infringement of or in connection with the rights included in paragraphs (a) to (d) above,

but excluding moral rights, and similar personal rights, which by law are non- assignable, and any right to claim (and retain) damages and other remedies in relation to those non-assignable personal rights.

Know-How means information, know-how and techniques (whether or not confidential and in whatever form held) including:

a)             formulae, discoveries, design specifications, drawings, data, manuals and instructions;

b)             customer lists, sales marketing and promotional information;

c)              business plans and forecasts; and

d)             technical or other expertise,

which have been or are in the future conceived, created, developed, prepared or produced by you in the course of your employment with the Company.

Works means all works, designs, materials, concepts and other subject matter, including drafts, variations and elements thereof, which have been or are in the future conceived, created, developed, prepared or produced by you in the course of your employment with the Company.

19.       Protection of Intellectual Property

Except as otherwise provided by law, you acknowledge that the Company owns and will own all right, title and interest to any and all Intellectual Property Rights in the Works.

You hereby irrevocably and unconditionally assign to the fullest extent permitted by law either present or future, and exclusively to the Company:

•                                          all right, title and interest in any and all Intellectual Property Rights in the Works; and

•                                          all rights conferred by statute, common law or in equity and subsisting anywhere in the world in relation to the Know-how, including all rights to claim (and retain) any damages or other remedies (including but not limited to an account of profits) for past misuse or unauthorized disclosure of the Know-How which arose before this assignment.

You acknowledge that:

•                                          the Company may make any use or disclosure of the Know-How as it thinks fit; and

•                                          any improvement to or development of any of the Works or Know-How, including all Intellectual Property Rights in the Works and all rights in the Know-How, made by or for the Company during or after the termination of this contract will be the sole property of the Company.

The Company may apply for, in its own name and at its cost, any rights in respect of the Works or Know-How or any improvement or development.

You agree to do all things and execute all deeds, instruments, transfers or other documents as may be necessary or desirable to give full effect to the provisions of this Clause 19, including (but not limited to) the provision of any assistance (at the request of the Company) in the preparation or prosecution of any patent or design applications and also the provision of all reasonable assistance as the Company may request to allow the Company to obtain, perfect, enforce, assert or defend any of its interests, rights or consents acquired or obtained (or sought to be acquired or obtained) directly or indirectly from this clause.

20.       Consents and warranties regarding intellectual property

You warrant to the Company that:

(a)         you are the only owner of any rights assigned under Clause 18.1Intellectual Property Rights above before that assignment;

(b)         in providing, reproducing, enhancing or maintaining any Works, you have acted and will act in the course of your employment as an employee of the Company pursuant to this Global Contract;

(c)          the exercise of any rights to any Intellectual Property Rights in the Works by the Company, in whatever manner the Company thinks fit, will not infringe any Intellectual Property Rights or other rights of any third person nor give rise to any obligation on the Company to pay any compensation or royalty to any other person;

(d)         the Works, including all Intellectual Property Rights in the Works, are not nor will be the subject of the grant of any interest by way of license or otherwise to anyone other than the Company; and

(e)          where you create or make or are involved in creating or making any Works (including future Works) while in the course of employment, you irrevocably and unconditionally consent, to the maximum extent permitted by law (either present or future), to the Company and any person licensed or authorized by the Company (including any company of the Company Group), doing anything in relation to the Works that (but for this consent) would or might otherwise infringe any of your moral rights or similar rights anywhere in the world, and you waive all your present and future moral rights which arise under applicable laws.

21.       Delivery

You must promptly reduce into material form, and deliver into the physical possession and control of the Company all material forms and embodiments (including those stored in electronic or similar media) of, the Works and Know-How, as directed by the Company.

22.       Anti-trust (Anti-competition)

You must not engage in any conduct in the course of your employment that contravenes applicable trade practices or anti-trust (anti-competition) law wherever you work.

23.       Personal Data and Privacy

You give the Company permission to collect, retain and process personal information about you that is reasonably necessary for the purpose of administering your employment.

It may be necessary for the Company to disclose this data to others, including other employees of the Company, companies in the Company Group, the Company’s professional advisers, government authorities (under a legal requirement) and other authorities, and potentially out of your jurisdiction.  You consent to the processing, use, disclosure and transfer by the Company of personal data relating to you if such disclosure is necessary.

You must respect and protect the privacy of personal information which you collect, handle, store or transfer in the course of your employment with the Company.  You must not engage in conduct which could reasonably be alleged to be contrary to applicable privacy legislation. You are required to read and familiarise yourself with the Company’s Privacy Policy and Guidelines which are available on the Company’s intranet site.

24.       Workplace Surveillance

The Company may monitor or review your use of its facilities, including email and internet services, computer systems and telephone services, from the commencement to the end of your employment, in accordance with its policies and procedures.

In relation to computer surveillance, the Company (or other persons authorised by the Company, including internal or external auditors) for the period of your employment may access its computers, computer networks, computer logs and other electronic records, databases and backups and use software (including surveillance software) to do so.

In addition, the Company uses devices such as video cameras, CCTV security cameras, and security access entries and cards for the purpose of maintaining security and also ensuring work health and safety.

You acknowledge the surveillance set out in this clause, and consent to its use.

25.       Restrictions

You will comply with the post-employment restrictions which are set out in this clause. Your employment is conditional upon your acceptance and compliance with the post-employment restrictions. You acknowledge that your remuneration under this Global Contract incorporates consideration for the post-employment restrictions.

You understand that the Company has a right to protect its interests. In the course of your employment you are likely to obtain knowledge of trade secrets and Confidential Information with respect to products developed by the company or any company in the Company group, and the disclosure or use of such trade secrets and Confidential Information may materially harm the Company and any company in the Company Group. You agree that the post-employment restrictions contained in this clause are reasonable and necessary for the protection of the business of the Company and the companies in the Company Group.

25.1     In this clause:

•                  Customer means any person who:

(a)         is a customer or client of the Company or any company in the Company Group; or

(b)         was a customer or client of the Company or any company in the Company Group within the last 12 months of your employment; or

(c)          was having discussions with the Company or any company in the Company Group about becoming a customer or client in the last three months of your employment.

•                  Restraint Area means the area in which the Company operates including Australia, Singapore, Switzerland, USA; but if this definition operates to render a particular Restriction invalid, then in respect of that Restriction only the area of Australia only.

•                  Restraint Period means:

(a)         a period of 12 months from the Termination Date; but if this definition operates to render a particular Restriction unenforceable, then in respect of that Restriction only;

(b)         a period of six months from the Termination Date; but if this definition operates to render a particular Restriction unenforceable, then in respect of that Restriction only;

(c)          a period of three months from the Termination Date.

•                  Restricted Capacity means the capacity of a principal, partner, joint venture, director, officer, manager, employee, contractor, consultant, adviser, agent, trustee, beneficiary, unit-holder or shareholder (other than a holder for the purpose of investment only of no more than 5% of the issue capital of any company or trust whose shares or unit s are listed on a recognized stock exchange) PROVIDED THAT in such capacity you may directly or indirectly benefit from using or disclosing Confidential Information or interfering with a Customer, Supplier or Restricted Person or you are capable of causing damage to the business of the Company or the Company Group.

•                  Restricted Business means any business that competes with or is likely to compete with the business of the Company or any company in the Company Group within the Restraint Area and is concerned with (in whole or in part):

(a)         the development, production and supply of packaging materials, products or property; or

(b)         any other business which is the same, similar to or competes with the business of the Company or any company in the Company Group (including any business in which you were involved at any time in the last 12 months of your employment with the Company).

•                  Restricted Person means any employee of the Company or of any company in the Company Group or any independent contractor who exclusively or non-exclusively provides his or her services to the Company or any company in the Company Group.

•                  Restriction means jointly and severally any of the post-employment restrictions which are contained in sub-clauses 25.3 of this Global Contract.

•                  Supplier means any person who:

(a)         exclusively or non-exclusively supplies, develops or produces goods or services for the Company or any company in the Company Group; or

(b)         exclusively or non -exclusively supplied, developed or produced goods or services to the Company or any company in the Company Group in the last 12 months of your employment; or

(c)          was having discussions with the Company or any company in the Company Group in the last 3 months of your employment regarding becoming a supplier, developer or producer of goods or services for the Company or any company in the Company Group.

•                  Termination Date means the date your employment with the Company is terminated for any reason.

25.2     A person will not constitute a Customer, Restricted Person or Supplier as defined in clause 1 above unless you have either had material contact or dealings with or responsibility for that person during your employment, is likely to have developed a direct or indirect influence over that person as a result of your employment, or otherwise has had access to Confidential Information regarding that person as a result of your employment.

25.3     You will not at any time within the Restraint Period (without the Company’s prior written consent) directly or indirectly on your own behalf or on behalf of any other person:

(a)         participate or be involved in Restricted Business within the Restraint Area in a Restricted Capacity;

(b)         become employed by, or provide services to, or have any other business association in a Restricted Capacity with a business which competes with the Company or any company in the Company Group in Restricted Business, including but not limited to Ball Corp., Bemis Co Inc, Berry Plastics Group Inc, CCL Industries Inc, Crown Holdings Inc, Graphic Packaging Corp., Huhtamaki PPL, International Paper Co., Mayr-Melnhof Karton AG, MeadWestvaco Corp., Owens-Illinois Inc, Rexam Pie, RPC Group Pie, Sealed Air Corp., Silgan Holdings Inc, Sonoco Products Co, Winpak Ltd which you acknowledge are competitors of the Company or any company in the Company Group;

(c)          canvass or solicit custom or business relating to a Restricted Business from any Customer or Supplier;

(d)         endeavor to entice a Customer or Supplier away from the Company or any company in the Company Group or otherwise interfere with the relationship which the Company or any company in the Company Group maintains or proposes to maintain with a Customer or Supplier;

(e)          accept a request from a Customer to provide services relating to Restricted Business;

(f)           interfere with any transaction in which the Company or any company in the Company Group is involved or proposes to be involved relating to Restricted Business;

(g)          attempt to entice away from the Company or any company in the Company Group any Restricted Person or otherwise interfere with the relationship which the Company or any company in the Company Group maintains or proposes to maintain with a Restricted Person; or

(h)         engage in any conduct which may tend to damage the business or business interests of the Company or any company in the Company Group; or

(i)             counsel, procure or assist any person to do any of the acts referred to above in this clause 25.3.

25.4     The Restrictions are separate and independent restrictions, apply concurrent, and are not intended to limit the operation, interpretation or severability of each other.

25.5     You acknowledge that, if you breach clause 25.3 above, damages may not be sufficient remedy and that the Company will be entitled to claim injunctive and/ or equitable relief.

25.6     You acknowledge that the Restrictions are reasonably necessary to protect the business of the Company and any company in the Company Group.

26.       Severance

If any clause or part of a clause of your contract of employment is unenforceable, illegal or void that provision is severed and the remaining part of the clause and the other clauses remain in force.

27.       Entire Agreement and General Clauses

This Global Contract (Attachment 2), and the attached Offer letter, and Total Remuneration Statement (Attachment 1) comprise the entire agreement between you and the Company with respect to the terms of your employment.

28.       Governing Law

Your contract of employment with the Company and any dispute concerning the terms and conditions of your employment will be governed by and determined in accordance with the laws of the state of Victoria.

29.       General

Your contract of employment with the Company is on a personal and confidential basis and should be treated as such.